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                                                                    Exhibit 99.3


                             STANDSTILL AGREEMENT
                             --------------------


          The Agreement dated March 31, 1999 (the "Agreement") is made and entered into between Vencor, Inc., a corporation organized under the laws of Delaware, on behalf of itself and its various subsidiaries and affiliates including, without limitation Vencor Operating, Inc. (collectively, "Vencor") and Ventas, Inc., a corporation organized under the laws of Delaware, on behalf of itself and its various subsidiaries and affiliates, including without limitation all parties designated as "Lessor" in the Master Leases (as defined below) (collectively, "Ventas").

          WHEREAS Vencor and Ventas entered into an Agreement And Plan Of Reorganization, dated as of April 30, 1998 (the "Reorganization Agreement"), and other Ancillary Agreements (as defined in the Reorganization Agreement), including four Master Lease Agreements, dated as of April 30, 1998 (the "Master Leases");

          WHEREAS on March 18, 1999 Vencor sent a letter to Ventas, invoking the dispute resolution provisions of Section 6.01 of the Reorganization Agreement and seeking, inter alia, to negotiate a settlement of various disputes;

          WHEREAS on March 22, 1999 Ventas sent a letter to Vencor, inter alia, denying the allegations in Vencor's March 18, 1999 letter but agreeing to engage in a constructive dialogue with Vencor regarding the issues raised in Vencor's letter;

          WHEREAS the parties have met and, in connection with that meeting, Ventas received various information and interim proposals from Vencor; and
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     WHEREAS, Ventas and Vencor wish to maintain the status quo for a limited period of time to enable Ventas to consider more fully the information and interim proposals received from Vencor.

     NOW THEREFORE, in consideration of the premises, and the agreements and undertakings of the parties contained herein, the parties agree as follows:

        1. During the period from the date hereof through and including April 12, 1999 (the "Standstill Period"), Ventas will not exercise any rights or remedies it may have against Vencor under the Reorganization Agreement, any Ancillary Agreement, or any of the Master Leases in the event of nonpayment by Vencor of amounts due under the Master Leases on April 1, 1999, or based on any default arising from or related to the disclosures made by Vencor to Ventas prior to the date hereof. Without limiting the generality of the foregoing, during the Standstill Period Ventas will not send a notice of nonpayment pursuant to Section 16.1(b) of the Master Leases and Ventas hereby suspends all such rights or remedies during the Standstill Period.

        2. During the Standstill Period, neither Ventas nor Vencor will file, commence, serve or otherwise initiate any civil action, arbitration proceeding, or other similar action, litigation, case or proceeding of any kind, character or nature whatsoever (an "Action") against the other or any third parties, including, without limitation, any of Vencor's or Ventas' current or former officers, directors or employees, including any Action arising from or relating to the Reorganization Agreement, any Ancillary Agreement, or any of the Master Leases or with respect to the various disputes identified in Vencor's March 18, 1999 letter.

        3. Neither this Agreement nor any discussions in pursuance hereof shall constitute a waiver by either party of any claim or defense that may be asserted against the other
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party, an admission of liability by either party or an admission by either party of the propriety or validity of any claims or defenses asserted by the other party, and this Agreement shall not be offered or received in evidence in any arbitration or litigation between or among the parties except to enforce the terms of this Agreement.

        4. Any modifications to this Agreement shall be in writing and signed by both parties hereto .

        5. Each of the undersigned represents that s/he has the authority to execute this Agreement on behalf of the party or parties for whom it is executed.

        6. This Agreement is binding upon the undersigned parties and on any representatives, successors, heirs and assigns of the parties hereto.

        7. This Agreement may be executed in one or more counterparts and by facsimile, each of which counterparts shall be deemed an original hereof, but all of which together shall constitute one agreement.

        8. This Agreement shall be construed pursuant to the laws of the State of New York, without giving effect to the choice-of-law rules of New York law.

CONFIRMED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN BY:


VENCOR, INC.                                 VENTAS, INC.


By: /s/ Edward L. Kuntz                      By:  /s/ Debra A. Cafaro
    -------------------------------               ------------------------------
    Name:   Edward L. Kuntz                       Name:  Debra A. Cafaro
    Title:  Chief Executive Officer               Title: Chief Executive Officer